EXHIBIT 10.1

                                   AMENDMENT NO. 8
                                        TO THE
                              FIRST COMMERCE CORPORATION
                                1985 STOCK OPTION PLAN



               WHEREAS, the 1985 Stock Option Plan (the "Plan") was adopted by the First Commerce Corporation (the "Company") Board of Directors on February 25, 1985 and approved by the Company's shareholders on March 18, 1985; and

               WHEREAS, the Plan has been amended seven times in various respects since its adoption; and

               WHEREAS, the Board of Directors desires to amend the Plan at this time to enable the Company to utilize treasury shares as well as newly issued shares upon the exercise of stock options granted under the Plan;

               NOW THEREFORE, Paragraph 1 of Article V of the Plan is hereby amended to read in its entirety as follows:

                    Subject  to  adjustments  under Article XIV of the
               Plan, the maximum number of shares of stock for which Options may be granted and which may be issued as shares of restricted stock pursuant to the Plan shall be 1,500,000 shares of Common Stock (adjusted to reflect a 50% stock dividend paid on January 11, 1993) either from authorized but heretofore unissued stock, from previously issued stock held as treasury stock or from stock reacquired by the Company upon lapse or cancellation of Options prior to their exercise in full. However, non-qualified stock options that are cancelled by the exercise of underlying stock appreciation rights are not subject to reissuance under the Plan.


          Date adopted by the Board of Directors: _________________.



                                             FIRST COMMERCE CORPORATION



          Dated: _____________               By:
                                             Title:

                                AMENDMENT NO. 9 TO THE
                              FIRST COMMERCE CORPORATION
                                1985 STOCK OPTION PLAN



               WHEREAS, the 1985 Stock Option Plan (the "Plan") was adopted by the First Commerce Corporation (the "Company") Board of Directors on February 25, 1985 and approved by the Company's shareholders on March 18, 1985; and

               WHEREAS, the Plan has been amended eight times in various respects since its adoption; and

               WHEREAS, the Board of Directors desires to amend the Plan at this time to permit participants to deliver shares of First Commerce Corporation Common Stock to satisfy tax liability that may arise in connection with the exercise of stock options or the vesting of restricted stock under the Plan and to provide that the procedures specified in the Plan to be followed by a person subject to Section 16 of the Securities Exchange Act of 1934 in connection with an election to have shares withheld to satisfy a tax withholding obligation must only be complied with if the participant wishes the stock withholding transaction to be exempt from Section 16 liability; and

               WHEREAS, the Board of Directors desires to amend the Plan to permit loans by the Company to participants in the Plan to assist in the payment of the stock option exercise price and the tax liability that arises in connection with an incentive granted under the Plan;

               NOW THEREFORE, the Plan is hereby amended as follows:

                                          I.

               The definition of "Committee" in Paragraph 1(c) of the Plan is hereby amended in accordance with the amended By-laws of the Company to read in its entirety as follows:

                    (c) "Committee" - the Compensation Committee as established under the By-laws of the Company.

               The term "Compensation Committee" shall be substituted for the term "Stock Option Committee" wherever such term appears in the Plan.

                                         II.

               Article XXI is hereby amended to read in its entirety as follows:

                                     ARTICLE XXI

                                     Withholding

                    At any time that a participant is required  to pay
               to the Company an amount required to be withheld under the applicable income tax laws in connection with the issuance of shares of Common Stock under the Plan or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

                    Each Election  must be made prior to the Tax Date.  The
               Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

                    If a  participant  is  an officer of the Company within
               the meaning of Section 16 of the Exchange Act, then the exemption provided by Rule 16b-3(e) under the Exchange Act for the stock withholding transaction will only be available if the Election meets the following additional provisions:

                         (a) No Election shall be effective for a Tax Date that occurs within six months of the grant of the option or restricted stock.

                         (b) The Election must be made either (i) six months prior to the Tax Date or (ii) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date (a "window period"). If the Election is made under (b)(ii) hereof and relates to the exercise of an option, the exercise must also occur during a window period.

                         (c) The Election is irrevocable except upon six months' advance written notice to the Company.

                    A  participant  may  also satisfy his or her total
               tax liability related to the Incentive by delivering shares of Common Stock that have been owned by the participant for at least six months. Satisfaction of the tax obligation through the use of previously owned shares does not require compliance with the procedures described above applicable to an Election to have shares withheld from the shares otherwise issuable under the Incentive. The value of the shares delivered shall be based on the Fair Market Value of the Common Stock on the Tax Date.


                                         III.

               A new Article XXIII entitled "Loans" is hereby added to the Plan to read in its entirety as follows:

                                    ARTICLE XXIII

                                        Loans

                    In order to assist a participant to acquire shares
               of Common Stock pursuant to an Incentive granted under the Plan and to assist a participant to satisfy his tax liabilities arising in connection with such Incentive, the Committee may authorize, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under the Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be the purchase price, if any, of the Common Stock acquired pursuant to the Incentive, plus the maximum tax liability that may be incurred in connection with the acquisition.



               Adopted by the Board of Directors: December 20, 1993.


                                             FIRST COMMERCE CORPORATION



                                             By:

          Dated: ________________